Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Orchard Therapeutics plc of our report dated March 22, 2019 relating to the financial statements, which appears in Orchard Therapeutics plc’s Annual Report on Form 10-K for the year ended December 31, 2019. We also consent to the references to us under the headings “Experts” in such registration statement.

/s/ PricewaterhouseCoopers LLP

Reading, United Kingdom

February 27, 2020